Issuer Free Writing Prospectus Filed by Mitsubishi UFJ Financial Group, Inc.
Pursuant to Rule 433 Reg-Statement No. 333-229697 February 26, 2019

3-Year Floating Rate Notes Due 2022

3-Year Fixed Rate Notes Due 2022

5-Year Fixed Rate Notes Due 2024

10-Year Fixed Rate Notes Due 2029

20-Year Fixed Rate Notes Due 2039

3-Year Floating Rate Notes Due 2022

Issuer:	Mitsubishi UFJ Financial Group, Inc.

Size:	U.S.$ 500,000,000

Issuer Ratings (Moody’s / S&P / Fitch) *:	A1 / A- / A

Expected Security Ratings (Moody’s /S&P / Fitch) *:	A1 / A- / A

Security Type:	Senior Notes

Currency:	U.S.$

Interest:	Per annum rate equal to U.S. Dollar 3-month LIBOR + 70 basis points

Trade Date:	February 26, 2019

Settlement Date:	March 7, 2019

Maturity:	March 7, 2022

Interest Payment Dates:	Quarterly in arrears on March 7, June 7, September 7 and December 7 of each year

First Interest Payment Date:	June 7, 2019

Pricing Benchmark:	U.S. Dollar 3-month LIBOR

Spread to Benchmark:	70 basis points

Issue Price:	100% of principal amount plus accrued interest, if any, from March 7, 2019

Underwriting Discount:	0.25%

Net Proceeds before Expenses:	U.S.$ 498,750,000

Day Count:	Actual/360

Business Days:	New York, Tokyo and London Banking Day

Business Day Convention:	Modified Following Business Day Convention (Following Business Day Convention for the maturity date and any other date fixed for redemption)

Denominations:	U.S.$2,000 x U.S.$1,000

Listing:	Luxembourg Stock Exchange’s Euro MTF Market

Governing Law:	New York law

Billing & Delivering:	MUFG Securities Americas Inc.

Joint Lead Managers and Joint Bookrunners:	Morgan Stanley & Co. LLC MUFG Securities Americas Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated

Senior Co-Managers:	Barclays Capital Inc. Citigroup Global Markets Inc. J.P. Morgan Securities LLC

Co-Managers:	Bank of China Limited BNP Paribas Crédit Agricole Securities (USA) Inc. HSBC Securities (USA) Inc. Nomura Securities International, Inc. Wells Fargo Securities, LLC

Security Codes:	CUSIP: 606822 BF0 ISIN: US606822BF02 Common Code: 195830673

Definitions:	Unless otherwise defined herein, all capitalized terms have the meaning set forth in the Preliminary Prospectus (as defined below).

3-Year Fixed Rate Notes Due 2022

Issuer:	Mitsubishi UFJ Financial Group, Inc.

Size:	U.S.$ 1,500,000,000

Issuer Ratings (Moody’s / S&P / Fitch) *:	A1 / A- / A

Expected Security Ratings (Moody’s /S&P / Fitch) *:	A1 / A- / A

Security Type:	Senior Notes

Currency:	U.S.$

Interest:	3.218 % per annum

Trade Date:	February 26, 2019

Settlement Date:	March 7, 2019

Maturity:	March 7, 2022

Interest Payment Dates:	Semi-annually in arrears on March 7 and September 7 of each year

First Interest Payment Date:	September 7, 2019

Pricing Benchmark:	2.500% due 2/2022

Benchmark Spot (Price/Yield):	100-04 3/4 / 2.448%

Spread to Benchmark:	77 basis points

Issue Price:	100% of principal amount plus accrued interest, if any, from March 7, 2019

Yield to Maturity:	3.218%

Underwriting Discount:	0.25%

Net Proceeds before Expenses:	U.S.$ 1,496,250,000

Day Count:	30/360

Business Days:	New York and Tokyo

Business Day Convention:	Following Business Day Convention

Denominations:	U.S.$2,000 x U.S.$1,000

Listing:	Luxembourg Stock Exchange’s Euro MTF Market

Governing Law:	New York law

Billing & Delivering:	MUFG Securities Americas Inc.

Joint Lead Managers and Joint Bookrunners:	Morgan Stanley & Co. LLC MUFG Securities Americas Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated

Senior Co-Managers:	Barclays Capital Inc. Citigroup Global Markets Inc. J.P. Morgan Securities LLC

Co-Managers:	Bank of China Limited BNP Paribas Crédit Agricole Securities (USA) Inc. HSBC Securities (USA) Inc. Nomura Securities International, Inc. Wells Fargo Securities, LLC

Security Codes:	CUSIP: 606822 BG8 ISIN: US606822BG84 Common Code: 195830690

Definitions:	Unless otherwise defined herein, all capitalized terms have the meaning set forth in the Preliminary Prospectus (as defined below).

5-Year Fixed Rate Notes Due 2024

Issuer:	Mitsubishi UFJ Financial Group, Inc.

Size:	U.S.$ 1,500,000,000

Issuer Ratings (Moody’s / S&P / Fitch) *:	A1 / A- / A

Expected Security Ratings (Moody’s /S&P / Fitch) *:	A1 / A- / A

Security Type:	Senior Notes

Currency:	U.S.$

Interest:	3.407 % per annum

Trade Date:	February 26, 2019

Settlement Date:	March 7, 2019

Maturity:	March 7, 2024

Interest Payment Dates:	Semi-annually in arrears on March 7 and September 7 of each year

First Interest Payment Date:	September 7, 2019

Pricing Benchmark:	2.500% due 1/2024

Benchmark Spot (Price/Yield):	100-06 1/4 / 2.457%

Spread to Benchmark:	95 basis points

Issue Price:	100% of principal amount plus accrued interest, if any, from March 7, 2019

Yield to Maturity:	3.407%

Underwriting Discount:	0.35%

Net Proceeds before Expenses:	U.S.$ 1,494,750,000

Day Count:	30/360

Business Days:	New York and Tokyo

Business Day Convention:	Following Business Day Convention

Denominations:	U.S.$2,000 x U.S.$1,000

Listing:	Luxembourg Stock Exchange’s Euro MTF Market

Governing Law:	New York law

Billing & Delivering:	Morgan Stanley & Co. LLC

Joint Lead Managers and Joint Bookrunners:	Morgan Stanley & Co. LLC MUFG Securities Americas Inc. Citigroup Global Markets Inc.

Senior Co-Managers:	Barclays Capital Inc. J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated

Co-Managers:	Bank of China Limited BNP Paribas Crédit Agricole Securities (USA) Inc. HSBC Securities (USA) Inc. Nomura Securities International, Inc. Wells Fargo Securities, LLC

Security Codes:	CUSIP: 606822 BD5 ISIN: US606822BD53 Common Code: 195688737

Definitions:	Unless otherwise defined herein, all capitalized terms have the meaning set forth in the Preliminary Prospectus (as defined below).

10-Year Fixed Rate Notes Due 2029

Issuer:	Mitsubishi UFJ Financial Group, Inc.

Size:	U.S.$ 1,500,000,000

Issuer Ratings (Moody’s / S&P / Fitch) *:	A1 / A- / A

Expected Security Ratings (Moody’s /S&P / Fitch) *:	A1 / A- / A

Security Type:	Senior Notes

Currency:	U.S.$

Interest:	3.741 % per annum

Trade Date:	February 26, 2019

Settlement Date:	March 7, 2019

Maturity:	March 7, 2029

Interest Payment Dates:	Semi-annually in arrears on March 7 and September 7 of each year

First Interest Payment Date:	September 7, 2019

Pricing Benchmark:	2.625% due 2/2029

Benchmark Spot (Price/Yield):	99-27+ / 2.641%

Spread to Benchmark:	110 basis points

Issue Price:	100% of principal amount plus accrued interest, if any, from March 7, 2019

Yield to Maturity:	3.741%

Underwriting Discount:	0.45%

Net Proceeds before Expenses:	U.S.$ 1,493,250,000

Day Count:	30/360

Business Days:	New York and Tokyo

Business Day Convention:	Following Business Day Convention

Denominations:	U.S.$2,000 x U.S.$1,000

Listing:	Luxembourg Stock Exchange’s Euro MTF Market

Governing Law:	New York law

Billing & Delivering:	MUFG Securities Americas Inc.

Joint Lead Managers and Joint Bookrunners:	Morgan Stanley & Co. LLC MUFG Securities Americas Inc. J.P. Morgan Securities LLC

Senior Co-Managers:	Barclays Capital Inc. Citigroup Global Markets Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated

Co-Managers:	Bank of China Limited BNP Paribas Crédit Agricole Securities (USA) Inc. HSBC Securities (USA) Inc. Nomura Securities International, Inc. Wells Fargo Securities, LLC

Security Codes:	CUSIP: 606822 BH6 ISIN: US606822BH67 Common Code: 195830738

Definitions:	Unless otherwise defined herein, all capitalized terms have the meaning set forth in the Preliminary Prospectus (as defined below).

20-Year Fixed Rate Notes Due 2039

Issuer:	Mitsubishi UFJ Financial Group, Inc.

Size:	U.S.$ 500,000,000

Issuer Ratings (Moody’s / S&P / Fitch) *:	A1 / A- / A

Expected Security Ratings (Moody’s /S&P / Fitch) *:	A1 / A- / A

Security Type:	Senior Notes

Currency:	U.S.$

Interest:	4.153 % per annum

Trade Date:	February 26, 2019

Settlement Date:	March 7, 2019

Maturity:	March 7, 2039

Interest Payment Dates:	Semi-annually in arrears on March 7 and September 7 of each year

First Interest Payment Date:	September 7, 2019

Pricing Benchmark:	3.375% due 11/2048

Benchmark Spot (Price/Yield):	107-08+ / 3.003%

Spread to Benchmark:	115 basis points

Issue Price:	100% of principal amount plus accrued interest, if any, from March 7, 2019

Yield to Maturity:	4.153%

Underwriting Discount:	0.875%

Net Proceeds before Expenses:	U.S.$ 495,625,000

Day Count:	30/360

Business Days:	New York and Tokyo

Business Day Convention:	Following Business Day Convention

Denominations:	U.S.$2,000 x U.S.$1,000

Listing:	Luxembourg Stock Exchange’s Euro MTF Market

Governing Law:	New York law

Billing & Delivering:	Morgan Stanley & Co. LLC

Joint Lead Managers and Joint Bookrunners:	Morgan Stanley & Co. LLC MUFG Securities Americas Inc. Citigroup Global Markets Inc.

Senior Co-Managers:	Barclays Capital Inc. J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated

Co-Managers:	Bank of China Limited BNP Paribas Crédit Agricole Securities (USA) Inc. HSBC Securities (USA) Inc. Nomura Securities International, Inc. Wells Fargo Securities, LLC

Security Codes:	CUSIP: 606822 BE3 ISIN: US606822BE37 Common Code: 195689601

Definitions:	Unless otherwise defined herein, all capitalized terms have the meaning set forth in the Preliminary Prospectus (as defined below).

This communication is intended for the sole use of the person to whom it is provided by us. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The Issuer has filed a registration statement (including a prospectus dated February 15, 2019 (the “Base Prospectus”)) and a preliminary prospectus supplement dated February 26, 2019 (the “Preliminary Prospectus Supplement,” and together with the Base Prospectus, the “Preliminary Prospectus”) with the U.S. Securities and Exchange Commission (“SEC”) for this offering. Before you invest, you should read the Preliminary Prospectus for this offering, and other documents the Issuer has filed with the SEC and which are incorporated by reference therein for more complete information about the Issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov.

Alternatively, the Issuer, any underwriter or any dealer participating in the transaction will arrange to send you the Preliminary Prospectus if you request it by calling Morgan Stanley & Co. LLC toll-free at 1-866-718-1649 or MUFG Securities Americas Inc. toll-free at 1-877-649-6848.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act (Chapter 289 of Singapore), the Issuer has determined, and hereby notifies all relevant persons (as defined in Regulation 3(b) of the Securities and Futures (Capital Markets Products) Regulations 2018 (the “SF (CMP) Regulations”) that the Notes are “prescribed capital markets products” (as defined in the SF (CMP) Regulations) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

*Note: A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time.